Exhibit 99. 1

Levere Holdings Corp Announces Pricing of Initial Public Offering

Berlin, Germany – March 18, 2021 – Levere Holdings Corp. (the “Company”) announced today the pricing of its initial public offering of 25,000,000 units at $10 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) in the United States and trade under the ticker symbol “LVRAU” beginning on March 19, 2021.

The Company is sponsored by Goggo Network GmbH. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses within the mobility industry (focusing on the development of autonomous driving, connected vehicles, mobility services and electric vehicles), with a presence in EMEA or high potential for an EMEA entrance or those who would benefit from being deployed in EMEA to then expand to different regions. The Company is led by Martin Varsavsky, CEO and Chairman, Yasmine Fage, COO and Director, and Stefan Krause, CIO and CFO.

Each unit consists of one share of Class A common stock and one-third of a warrant, exercisable at $11.50. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on the Nasdaq under the symbols “LVRA” and “LVRAW,” respectively.

Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as joint book-running managers in the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

Registration statements relating to these securities were declared effective by the Securities and Exchange Commission (“SEC”) on March 18, 2021. The initial public offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website http://www.sec.gov or from Citigroup Global Markets Inc., c/o 388 Greenwich Street, New York, New York, 10013, Telephone: 1-646-291-1469 or Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Fax: +1 (646) 374-1071.

Forward-looking statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Stefan Krause

Levere Holdings Corp

info@levereholdings.com

Giacomo Ciampolini

Citigroup Global Markets

giacomo.ciampolini@citi.com

Inigo de Areilza

Deutsche Bank Securities Inc

Inigo.De-Areilza@db.com

Media Contact:

Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

+1 212 521 4800

Knut Engelmann

Kekst CNC

knut.engelmann@kekstcnc.com

+49 174 234 2808